EXHIBIT 32.1


                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Andrew J. Mako, Chief Executive Officer and President of Pruco Life Insurance Company of New Jersey, hereby certify that the accompanying Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, containing the financial statements of Pruco Life of New Jersey Variable Contract Real Property Account (a separate account of Pruco Life Insurance Company of New Jersey) and The Prudential Variable Contract Real Property Partnership (the "Report"), fully complies with the requirements of
Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pruco Life of New Jersey Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.

Date: November 15, 2004

/s/ Andrew J. Mako
---------------------

Name: Andrew J. Mako
Title: Chief Executive Officer and President

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.


                                       29